                                                               Exhibit 10.31


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                         RESORTQUEST INTERNATIONAL, INC.




                                 ---------------

                      NOTE PURCHASE AND GUARANTEE AGREEMENT

                                ----------------




                            Dated as of June 1, 1999


    Re: $50,000,000 9.06% Guaranteed Senior Secured Notes, Due June 16, 2004




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


                                              TABLE OF CONTENTS


                                                                                                         PAGE
                                                                                                         ----
Section 1.  AUTHORIZATION OF NOTES; GUARANTEE..............................................................1

Section 2.  SALE AND PURCHASE OF NOTES.....................................................................1

Section 3.  CLOSING........................................................................................2

Section 4.  CONDITIONS TO CLOSING..........................................................................2

         Section 4.1   Representations and Warranties......................................................2
         Section 4.2   Performance; No Default.............................................................2
         Section 4.3   Compliance Certificates.............................................................3
         Section 4.4   Opinions of Counsel.................................................................3
         Section 4.5   Purchase Permitted By Applicable Law, etc...........................................3
         Section 4.6   Sale of Other Notes.................................................................4
         Section 4.7   Payment of Special Counsel Fees.....................................................4
         Section 4.8   Private Placement Number............................................................4
         Section 4.9   Changes in Corporate Structure......................................................4
         Section 4.10  Execution of Security Documents.....................................................4
         Section 4.11  Filing and Recording................................................................5
         Section 4.12  Consent of Holders of Other Securities..............................................5
         Section 4.13  Proceedings and Documents...........................................................5

Section 5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS...............................5

         Section 5.1   Organization; Power and Authority...................................................5
         Section 5.2   Authorization, etc..................................................................6
         Section 5.3   Disclosure..........................................................................6
         Section 5.4   Organization and Ownership of Shares of Subsidiaries; Affiliates....................6
         Section 5.5   Financial Statements................................................................7
         Section 5.6   Compliance with Laws, Other Instruments, Property Association Rules and
                       Regulations, etc....................................................................8
         Section 5.7   Governmental Authorizations, etc....................................................8
         Section 5.8   Litigation; Observance of Agreements, Statutes and Orders...........................8
         Section 5.9   Taxes...............................................................................9
         Section 5.10  Title to Property; Leases...........................................................9
         Section 5.11  Licenses, Permits, etc..............................................................9
         Section 5.12  Compliance with ERISA..............................................................10
         Section 5.13  Private Offering by the Company....................................................11
         Section 5.14  Use of Proceeds; Margin Regulations................................................11
         Section 5.15  Existing Indebtedness; Future Liens................................................12
         Section 5.16  Foreign Assets Control Regulations, etc............................................12
         Section 5.17  Status under Certain Statutes......................................................12
         Section 5.18  Environmental Matters..............................................................12
         Section 5.19  Parity of Obligations..............................................................13
         Section 5.20  Solvency...........................................................................13
         Section 5.21  Consolidated and Integrated Business Plan..........................................14

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                                              TABLE OF CONTENTS

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                                                                                                         PAGE
                                                                                                         ----
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         Section 5.22  Location of the Assets.............................................................14
         Section 5.23  No Burdensome Restrictions.........................................................14
         Section 5.24  Year 2000 Compliance...............................................................14

Section 6.  REPRESENTATIONS OF THE PURCHASERS.............................................................14

         Section 6.1   Purchase for Investment............................................................14
         Section 6.2   Source of Funds....................................................................15

Section 7.  INFORMATION AS TO COMPANY AND GUARANTORS......................................................16

         Section 7.1   Financial and Business Information.................................................16
         Section 7.2   Officer's Certificate..............................................................19
         Section 7.3   Inspection.........................................................................19

Section 8.  PREPAYMENT OF THE NOTES.......................................................................20

         Section 8.1   Required Prepayments...............................................................20
         Section 8.2   Optional Prepayments with Make-Whole Amount........................................20
         Section 8.3   Change in Control..................................................................20
         Section 8.4   Allocation of Partial Prepayments..................................................23
         Section 8.5   Maturity; Surrender, etc...........................................................23
         Section 8.6   Purchase of Notes..................................................................23
         Section 8.7   Make-Whole Amount..................................................................23
         Section 8.8   Gross-Up...........................................................................24

Section 9.  AFFIRMATIVE COVENANTS.........................................................................26

         Section 9.1   Compliance with Law................................................................27
         Section 9.2   Insurance..........................................................................27
         Section 9.3   Maintenance of Properties..........................................................27
         Section 9.4   Payment of Taxes and Claims........................................................27
         Section 9.5   Corporate Existence, etc...........................................................28
         Section 9.6   Notes to Rank Pari Passu...........................................................28
         Section 9.7   Maintenance of Office..............................................................28
         Section 9.8   Additional Guarantors; Release of Guarantees.......................................28
         Section 9.9   Additional Collateral, Release of Collateral.......................................30

Section 10. NEGATIVE COVENANTS............................................................................31

         Section 10.1  Transactions with Affiliates.......................................................31
         Section 10.2  Merger, Consolidation, etc.........................................................31
         Section 10.3  Liens..............................................................................32
         Section 10.4  Consolidated Net Worth.............................................................34
         Section 10.5  Fixed Charges Coverage Ratio.......................................................34
         Section 10.6  Limitations on Debt................................................................34
         Section 10.7  Limitations on Subsidiary Debt.....................................................35
         Section 10.8  Line of Business...................................................................35
         Section 10.9  Limitation on Restricted Payment and Investment....................................35
         Section 10.10 Sale of Assets.....................................................................35

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                                      -ii-
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                                              TABLE OF CONTENTS

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

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Section 11.       EVENTS OF DEFAULT.......................................................................36

Section 12.       REMEDIES ON DEFAULT, ETC................................................................39

         Section 12.1  Acceleration.......................................................................39
         Section 12.2  Other Remedies.....................................................................39
         Section 12.3  Rescission.........................................................................39
         Section 12.4  No Waivers or Election of Remedies, Expenses, etc..................................40

Section 13.       REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........................................40

         Section 13.1  Registration of Notes..............................................................40
         Section 13.2  Transfer and Exchange of Notes.....................................................40
         Section 13.3  Replacement of Notes...............................................................41

Section 14.       PAYMENT OF NOTES........................................................................41

         Section 14.1  Place of Payment...................................................................41
         Section 14.2  Home Office Payment................................................................41

Section 15.       EXPENSES, ETC...........................................................................42

         Section 15.1  Transaction Expenses...............................................................42
         Section 15.2  Survival...........................................................................42

Section 16.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............................43

Section 17.       AMENDMENT AND WAIVER....................................................................43

         Section 17.1  Requirements.......................................................................43
         Section 17.2  Solicitation of Holders of Notes...................................................43
         Section 17.3  Binding Effect, etc................................................................44
         Section 17.4  Notes Held by Company, etc.........................................................44

Section 18.       NOTICES.................................................................................44

Section 19.       REPRODUCTION OF DOCUMENTS...............................................................45

Section 20.       CONFIDENTIAL INFORMATION................................................................45

Section 21.       SUBSTITUTION OF PURCHASER...............................................................46

Section 22.       GUARANTEE...............................................................................47

         Section 22.1  Obligations Guaranteed.............................................................47
         Section 22.2  Character of Guarantee.............................................................47
         Section 22.3  Particular Agreements by the Guarantors............................................48
         Section 22.4  Waiver by the Guarantors...........................................................49
         Section 22.5  Rights of Contribution.............................................................49

Section 23.       CHARACTER OF OBLIGATIONS OF THE GUARANTORS..............................................50

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                                     -iii-

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                                              TABLE OF CONTENTS

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

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         Section 23.1  Irrevocability.....................................................................50
         Section 23.2  No Reduction or Defense............................................................50
         Section 23.3  Subrogation........................................................................54
         Section 23.4  Judgment Currency Indemnity........................................................54

Section 24.       MISCELLANEOUS...........................................................................55

         Section 24.1  Successors and Assigns.............................................................55
         Section 24.2  Payments Due on Non-Business Days..................................................55
         Section 24.3  Severability.......................................................................55
         Section 24.4  Construction.......................................................................55
         Section 24.5  Counterparts.......................................................................55
         Section 24.6  Governing Law; Jurisdiction and Service of Process.................................55
         Section 24.7  Agent for Service of Process.......................................................56

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                                      -iv-

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                                              TABLE OF CONTENTS

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

                                                                                                         PAGE
                                                                                                         ----
SCHEDULE A        -    Information Relating to Purchasers
SCHEDULE B        -    Defined Terms
SCHEDULE C        -    Guarantors
SCHEDULE D        -    Pledging Subsidiaries
SCHEDULE 4.9      -    Changes in Corporate Structure
SCHEDULE 5.4      -    Subsidiaries of the Company
SCHEDULE 5.5      -    Financial Statements
SCHEDULE 5.8      -    Litigation
SCHEDULE 5.11     -    Licenses, Permits, Etc.
SCHEDULE 5.14     -    Use of Proceeds
SCHEDULE 5.15     -    Existing Financial Indebtedness and Abbott Liens
SCHEDULE 5.22     -    Location of Assets


EXHIBIT 1         -    Form of 9.06% Guaranteed Senior Secured Note
                       Due June 16, 2004
EXHIBIT 4.4(a)    -    Form of Opinion of Special Counsel to the Company and the
                       Guarantors
EXHIBIT 4.4(b)    -    Form of Opinion of Special Counsel to the Purchasers
EXHIBIT A         -    Form of Security Agreement
EXHIBIT B         -    Form of Pledge Agreement
EXHIBIT C         -    Form of Intercreditor Agreement
EXHIBIT D         -    Form of Joinder Agreement


                         RESORTQUEST INTERNATIONAL, INC.
                         530 Oak Court Drive, Suite 360
                            Memphis, Tennessee 38117

      $50,000,000 9.06% Guaranteed Senior Secured Notes, Due June 16, 2004


                                                                  Dated as of
                                                                 June 1, 1999


TO EACH OF THE PURCHASERS NAMED IN SCHEDULE A TO THIS AGREEMENT:

Ladies and Gentlemen:

         RESORTQUEST INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), and certain of its subsidiaries named in Schedule C hereto (the "GUARANTORS"), agree with the purchasers named in Schedule A to this Agreement (the "PURCHASERS") as follows:

SECTION 1. AUTHORIZATION OF NOTES; GUARANTEE.

         (a) The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 9.06% Guaranteed Senior Secured Notes, due June 16, 2004, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall bear interest from the date of issue at the rate of 9.06% per annum, payable semiannually on the sixteenth day of June and December in each year (commencing December 16, 1999) and at maturity and will bear interest on overdue principal (including any overdue required or optional prepayment of principal) and Make-Whole Amount, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Default Rate after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on June 16, 2004, and to be substantially in the form set out in Exhibits 1 and 2, respectively, in each case with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         (b) The Guarantors shall irrevocably and unconditionally guarantee the obligations of the Company hereunder and under the Notes pursuant to Section 22 of this Agreement (the "GUARANTEE").

SECTION 2. SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes and in the principal amount specified opposite each Purchaser's name in

Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder shall be several and not joint and no Purchaser shall have any obligation or any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

SECTION 3. CLOSING.

         The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of McDermott, Will & Emery, 227 West Monroe, Chicago, Illinois 60606 at 10:00 a.m, Chicago time, at a closing on June 20, 1999 or on such other Business Day thereafter on or prior to June ___, 1999 as may be agreed upon by the Company and each Purchaser (the "CLOSING"). At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser as set forth on Schedule A in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of such Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 3751048664 at NationsBank, ABA 111 000012. If at the Closing the Company shall fail to tender such Notes to be purchased to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction or waived by such Purchaser, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such non-fulfillment.

SECTION 4. CONDITIONS TO CLOSING.

         Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to each Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

    SECTION 4.1 REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company and the Guarantors in this Agreement shall be correct when made and at the time of the Closing.

    SECTION 4.2 PERFORMANCE; NO DEFAULT.

         Each of the Company and the Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. None of the Company, any Subsidiary or any Guarantor shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.3, 10.6 or 10.9 hereof had such Sections applied since such date.

    SECTION 4.3 COMPLIANCE CERTIFICATES.

         (a) OFFICER'S CERTIFICATE OF THE COMPANY. The Company shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and
    4.9 have been fulfilled.

         (b) SECRETARY'S CERTIFICATE OF THE COMPANY. The Company shall have delivered to each Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Agreements and the Security Documents.

         (c) OFFICER'S CERTIFICATES OF THE GUARANTORS. Each Guarantor shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and
    4.9 have been fulfilled.

         (d) SECRETARY'S CERTIFICATE OF THE GUARANTORS. Each Guarantor shall have delivered to each Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Agreements and the Security Documents.

    SECTION 4.4 OPINIONS OF COUNSEL.

         Each Purchaser shall have received opinions in form and substance satisfactory to it, dated the date of the Closing (a) from Akin Gump, special United States counsel for the Company and the Guarantors and from Montpellier, McKeen, Varabioff, Talbot & Guiffre, special Canadian counsel, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as each Purchaser or each Purchaser's counsel may reasonably request (and the Company and the Guarantors hereby instruct its counsel to deliver such opinion to each Purchaser), (b) from McDermott, Will & Emery, Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as each Purchaser may reasonably request; and (c) from Moore & VanAllen, counsel to the Collateral Agent, covering such matters incident to the transactions contemplated by the Intercreditor and Collateral Agency Agreement as the Purchasers or their counsel may reasonably request.

    SECTION 4.5 PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of the Closing, each Purchaser's purchase of Notes shall
(a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any

Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable it to determine whether such purchase is so permitted.

    SECTION 4.6 SALE OF OTHER NOTES .

         Contemporaneously with the Closing, the Company shall sell to the Purchasers and the Purchasers shall purchase the Notes to be purchased by them as specified in Schedule A.

    SECTION 4.7 PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

    SECTION 4.8 PRIVATE PLACEMENT NUMBER.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

    SECTION 4.9 CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.9, neither the Company nor any Guarantor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements of the Company and the Guarantors referred to in Schedule 5.5.

    SECTION 4.10 EXECUTION OF SECURITY DOCUMENTS.

         On or prior to the Closing:

         (a) the Company and the Collateral Agent shall have entered into and delivered the Security Agreement in form and substance satisfactory to each Purchaser, and the Security Agreement shall be in full force and effect and each Purchaser shall have received true, correct and complete copies thereof;

         (b) the Company, the Pledging Subsidiaries and the Collateral Agent shall have entered into the Pledge Agreement in form and substance satisfactory to each Purchaser and the Pledge Agreement shall be in full force and effect and each Purchaser shall have received true, correct and complete copies thereof; and

         (c) the Collateral Agent, the Agent, each of the Lenders (as defined in the Credit Agreement), and each Purchaser shall have entered into and delivered the Intercreditor and Collateral Agency Agreement, and the Company shall have acknowledged the execution and delivery of such agreement, and the Intercreditor and Collateral Agency Agreement shall be in full force and effect, and each Purchaser shall have received true, correct and complete copies thereof.

    SECTION 4.11 FILING AND RECORDING.

         The Security Documents (and/or financing statements or similar notices thereof if and to the extent permitted by applicable law) shall have been recorded or filed for record in such public offices as may be deemed necessary or appropriate by each Purchaser and special counsel to the Purchasers in order to perfect the Liens and security interests granted or conveyed thereby.

    SECTION 4.12 CONSENT OF HOLDERS OF OTHER SECURITIES.

         Any consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company or its Subsidiaries and any amendment of agreements pursuant to which any Security may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby or by the Security and Collateral Agency Agreement shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Purchasers and their counsel.

    SECTION 4.13 PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to each Purchaser and special counsel to the Purchasers, and each Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchaser may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.

         The Company and the Guarantors, jointly and severally, represent and warrant to you that:

    SECTION 5.1 ORGANIZATION; POWER AND AUTHORITY.

         The Company and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Security Documents and the Notes and to perform the provisions hereof and thereof.

    SECTION 5.2 AUTHORIZATION, ETC.

         This Agreement and the Security Documents have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor, and each of this Agreement and the Security Documents constitute, a legal, valid and binding obligation of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon execution and delivery thereof, each Note will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

    SECTION 5.3 DISCLOSURE.

         The Company, through its agent, Banc of America Securities LLC (the "AGENT"), has delivered to each Purchaser a copy of a Confidential Private Placement Memorandum dated March, 1999 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Security Documents, the Memorandum, the documents, certificates or other communications made or delivered to each Purchaser by or on behalf of the Company and the Guarantors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company, any Subsidiary, or any Guarantor except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company or any Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other communications made or delivered to you by or on behalf of the Company or any Guarantor specifically for use in connection with the transactions contemplated hereby.

    SECTION 5.4 ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
AFFILIATES.

         (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary,
    (ii) of the

    Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4). As of each Closing, all of the pledged stock listed on Schedule A to the Pledge Agreement is registered on the books of the Company in the name of the Collateral Agent.

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

         (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         (e) As of each Closing Date, the Subsidiaries of the Company have not issued any Securities convertible into, or options or warrants for, any common or preferred equity Securities thereof. Except as set forth in
    Schedule 5.4, there are no agreements, voting trusts or understandings binding upon the Company or any of its Subsidiaries restricting the transfer of the voting Securities of any of the Company's Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

    SECTION 5.5 FINANCIAL STATEMENTS.

         The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         The Company, through the Agent, delivered to each Purchaser, on May 28, 1999 copies of its revised 1999 and 2000 operational projections. Such projections were prepared in good faith by the Company and were based on facts known to the Company on the date the projections were made and on assumptions that were, in the Company's belief, reasonable and consistent with such facts. To the knowledge of the Company, such projections are not unreasonable in any material respect.

    SECTION 5.6 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, PROPERTY ASSOCIATION RULES AND REGULATIONS, ETC.

         (a) The execution, delivery and performance by the Company and the Guarantors of this Agreement, the Security Documents and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or, unless permitted hereunder, result in the creation of any Lien in respect of any property of the Company, any Subsidiary or any Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company, any Subsidiary or any Guarantor is bound or by which the Company, any Subsidiary or any Guarantor or any of their respective properties may be bound or affected,
(b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company, any Subsidiary or any Guarantor or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, any Subsidiary or any Guarantor.

         (b) The Company, each of the Guarantors and their respective Subsidiaries are not in violation of and no default exists with respect to any provision of any charter instrument, by-law, articles of association, operating agreement or other agreement or arrangement which governs or affects any property managed or let by the Company, the Guarantors and its Subsidiaries, and the operation of the business of the Company and its Subsidiaries will not be in violation of any such agreement or arrangement, including without limitation, any provision relating to minimum and/or maximum length of stay requirements relating to the subleasing, subletting or other use of the properties managed or let by the Company and its Subsidiaries.

    SECTION 5.7 GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company and the Guarantors of this Agreement, the Security Documents or the Notes.

    SECTION 5.8 LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

         (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company or any Guarantor, threatened against or affecting the Company, any Subsidiary or any Guarantor or any property of the Company, any Subsidiary or any Guarantor in any court or before any arbitrator of any kind or before or by any

    Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) None of the Company, any Subsidiary or any Guarantor is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    SECTION 5.9 TAXES.

         The Company, its Subsidiaries and each Guarantor have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, a Subsidiary or any Guarantor, as the case may be, has established adequate reserves in accordance with GAAP. The Company and each Guarantor know of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, its Subsidiaries and each Guarantor in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company, its Subsidiaries and each Guarantor have been paid for all fiscal years up to and including the fiscal year ended December 31, 1998.

    SECTION 5.10 TITLE TO PROPERTY; LEASES.

         The Company, its Subsidiaries and the Guarantors have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company, any Subsidiary or the Guarantors after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases are valid and subsisting and are in full force and effect in all material respects except for defects in such leases that could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

    SECTION 5.11 LICENSES, PERMITS, ETC.

    Except as disclosed in Schedule 5.11,

         (a) the Company, its Subsidiaries and the Guarantors own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, technology, know-how, processes and trade names, or rights thereto (collectively

    "Intellectual Property"), that individually or in the aggregate are Material, without known conflict with the rights of others;

         (b) to the best knowledge of the Company and the Guarantors, no product of the Company or the Guarantors infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person;

         (c) to the best knowledge of the Company and the Guarantors, there is no Material violation by any Person of any right of the Company, any of its Subsidiaries or the Guarantors with respect to any Intellectual Property or other right owned or used by the Company, any of its Subsidiaries or the Guarantors; and

         (d) the Company and each Guarantor owns, or has the legal right to use, (subject to the common law rights of another user) all Intellectual Property necessary for each of them to conduct its business as currently conducted except for those which the failure to own or have such legal right to use could not have a Material Adverse Effect.

         Set forth on Schedule 5.11 is a list of all Intellectual Property owned by the Company or any Guarantor or that the Company or any Guarantor has the right to use.

    SECTION 5.12 COMPLIANCE WITH ERISA.

         (a) The Company, the Guarantors and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company, the Guarantors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, the Guarantors or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Guarantors or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
    Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) Neither the Company nor the Guarantors maintained any Plan that is a defined benefit pension plan subject to Title IV of ERISA.

         (c) The Company, the Guarantors and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting

    Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company, its Subsidiaries and the Guarantors is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company and the Guarantors in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

    SECTION 5.13 PRIVATE OFFERING BY THE COMPANY.

         Neither the Company, the Guarantors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 35 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company, the Guarantors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

    SECTION 5.14 USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14 to repay in full the outstanding balance under the Credit Facility] and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

    SECTION 5.15 EXISTING INDEBTEDNESS; FUTURE LIENS.

         (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company, its Subsidiaries and the Guarantors as of May 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company, its Subsidiaries and the Guarantors. Neither the Company, any Subsidiary or the Guarantors is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, such Subsidiary or such Guarantor and no event or condition exists with respect to any Indebtedness of the Company, any Subsidiary or any Guarantor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as described in Schedule 5.15, none of the Company, any Subsidiary or any Guarantor has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

         (c) The Guarantors will derive a commercial benefit by their execution and delivery of this Agreement generally and, in certain other respects, as more specifically described in Schedule 5.15 hereto.

    SECTION 5.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

    SECTION 5.17 STATUS UNDER CERTAIN STATUTES.

         None of the Company, any Subsidiary or any Guarantor is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

    SECTION 5.18 ENVIRONMENTAL MATTERS.

         As of the date of the Closing, none of the Company, any Subsidiary or any Guarantor has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company, any of its Subsidiaries or any Guarantor or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. As of the date of the Closing, except as otherwise disclosed to the Purchasers in writing,

         (a) none of the Company, any Subsidiary or any Guarantor has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) none of the Company, any of its Subsidiaries or any Guarantor has stored or has knowledge of any storage of any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed, nor has any knowledge of any disposal, of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) none of the Company, any of its Subsidiaries or any Guarantor has knowledge that any buildings on any real properties now owned, leased or operated by the Company, any of its Subsidiaries or any Guarantor are not in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

    SECTION 5.19 PARITY OF OBLIGATIONS.

         All obligations hereunder and under the Security Documents and the Notes are direct and secured obligations of the Company and the Guarantors ranking pari passu as against the assets of the Company and the Guarantors with the obligations of the Company and the Guarantors under the Credit Documents and Hedging Agreements (as defined in the Credit Agreement) with any Lender.

    SECTION 5.20 SOLVENCY.

         Each of the Company and the Guarantors is, and upon giving effect to the issuance of the Notes and the execution of this Agreement and the Security Documents will be, a "solvent institution", as said term is used in section 1405(c) of the New York State Insurance Law, whose "obligations are not in default as to principal or interest", as said terms are used in said section 1405(c). Each of the Company and the Guarantors has capital not unreasonably small in relation to its respective business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its respective probable liability on its existing debts as they become absolute and matured. Neither the Company nor any of the Guarantors intends to incur, or believes or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Neither the Company nor any of the Guarantors will be rendered insolvent by the execution and delivery of, and performance of its respective obligations under this Agreement, the Notes and the Security Documents.

    SECTION 5.21 CONSOLIDATED AND INTEGRATED BUSINESS PLAN.

         The Company and the Guarantors operate under a shared business plan, with common corporate direction, integrated operating goals and with a consolidated effort. The Company and the Guarantors prepare consolidated financial statements and present their financial reporting on a consolidated basis.

    SECTION 5.22 LOCATION OF THE ASSETS.

         Set forth on Schedule 5.22(a) is a list of all locations where any tangible personal property of the Company or any Guarantor is located, including county and state where located. Set forth on Schedule 5.22(b) is the chief executive office and principal place of business of the Company and each Guarantor.

    SECTION 5.23 NO BURDENSOME RESTRICTIONS.

         Neither the Company nor any Guarantor is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

    SECTION 5.24 YEAR 2000 COMPLIANCE.

         The Company has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (b) has developed a plan and timeline for addressing the Year 2000 problem on a timely basis. Based on the foregoing, the Company believes that all computer applications (including those of its suppliers, vendors and customers) that are Material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

    SECTION 6.1 PURCHASE FOR INVESTMENT.

         Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED THAT the disposition of such Purchaser's property shall at all times be within its control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

    SECTION 6.2 SOURCE OF FUNDS.

         Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

         (a) the Source is an "INSURANCE COMPANY GENERAL ACCOUNT" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed by such Purchaser with such Purchaser's state of domicile; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

         (c) the Source constitutes assets of an "INVESTMENT FUND" (within the meaning of Part V of the "QPAM Exemption") managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

         (d) the Source is a governmental plan; or

         (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

         (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the appropriate date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY AND GUARANTORS.

    SECTION 7.1 FINANCIAL AND BUSINESS INFORMATION.

         The Company shall deliver to each Holder:

         (a) QUARTERLY STATEMENTS -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

              (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

              (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

         (b) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

              (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

              (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

    setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                   (A) an opinion thereon of independent certified public
              accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and

                   (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

         (c) AUDIT REPORTS -- promptly upon receipt thereof, one copy of each interim or special audit made by the independent accountants of the books of the Company and its Subsidiaries and any management letter received from such accountants;

         (d) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company, any Subsidiary or any Guarantor to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company, any Subsidiary or any Guarantor with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company, any Subsidiary or any Guarantor to the public concerning developments that are Material;

         (e) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or

    Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company or Guarantor is taking or proposes to take with respect thereto;

         (f) NOTICE OF ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company, a Guarantor or an ERISA Affiliate proposes to take with respect thereto:

              (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company, a Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

              (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company, a Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company, a Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

         (g) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company, any Subsidiary or any Guarantor from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

         (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company, any of its Subsidiaries or any of the Guarantors or relating to the ability of the Company and the Guarantors to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder.

    SECTION 7.2 OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a Holder pursuant to
SECTION 7.1 shall be accompanied by a certificate of a Senior Financial Officer setting forth:

         (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section __ through Section __ hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

         (b) EVENT OF DEFAULt -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company, its Subsidiaries and the Guarantors from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company, any Subsidiary or any Guarantor to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company, the Subsidiary or the Guarantor shall have taken or proposes to take with respect thereto.

    SECTION 7.3 INSPECTION.

         The Company shall permit the representatives of each Holder:

         (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company during normal business hours, to visit the principal executive office of the Company or the Guarantor, as the case may be, to discuss the affairs, finances and accounts of the Company, its Subsidiaries and the Guarantors with the Company's and such Guarantor's officers, and (with the consent of the Company and the Guarantors, which consent will not be unreasonably withheld) their independent public accountants, and (with the consent of the Company and the Guarantors, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, each Subsidiary and each Guarantor, all at such reasonable times and as often as may be reasonably requested in writing; PROVIDED THAT the Company is notified prior to any such visits with any Guarantor or any Subsidiary and has the opportunity to attend such meeting; and

         (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company and the Guarantors, to visit and inspect any of the offices or properties of the Company, any Subsidiary or any Guarantor, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company and each Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Company, its Subsidiaries and the Guarantors), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

    SECTION 8.1 REQUIRED PREPAYMENTS.

         No prepayments are scheduled with respect to the Notes.

    SECTION 8.2 OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the greater of (i) zero and (ii) the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

    SECTION 8.3 CHANGE IN CONTROL.

         (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT.

         The Company will, within two Business Days after any Responsible Officer of the Company or of any Guarantor has knowledge of the occurrence of any Change in Control give written notice of such Change in Control to each Holder of Notes. Such notice shall contain and constitute an offer to purchase Notes as described in subparagraph (b) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.3.

         (b) OFFER TO PURCHASE NOTES.

         The offer to purchase Notes contemplated by subparagraph (a) of this
Section 8.3 shall be an offer to purchase, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PURCHASE DATE"). Such date shall be not less than 30 days after the date of such offer (if the Proposed Purchase Date shall not be specified in such offer, the Proposed Purchase Date shall be the date of occurrence of the Change in Control).

         (c) ACCEPTANCE.

         Each Holder may accept or reject the offer to purchase made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company at least 15 days prior to the Proposed Purchase Date. A failure by any Holder to respond to an offer to purchase made pursuant to this
Section 8.3 shall be deemed to constitute a rejection of such offer by such Holder.

         (d) PURCHASE.

         Purchase of the Notes to be purchased pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes together with interest on such Notes accrued to the date of purchase. The purchase shall be made on the Proposed Purchase Date.

         (e) OFFICER'S CERTIFICATE.

         Each offer to purchase the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Purchase Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be purchased; (iv) the interest that would be due on each Note offered to be purchased, accrued to the Proposed Purchase Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (f) DEFINITIONS.

         "CHANGE IN CONTROL" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Company (or other securities convertible into such Voting Stock) sufficient to elect a majority of the Company's Board of Directors or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Company (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.

         SECTION 8.4 ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Series of Notes, pro rata, at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

         SECTION 8.5 MATURITY; SURRENDER, ETC.

         In the case of each prepayment or purchase of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid or purchased shall mature and become due and payable on the date fixed for such prepayment or purchase, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid, purchased or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or purchased principal amount of any Note.

         SECTION 8.6 PURCHASE OF NOTES.

         The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the purchase, payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         SECTION 8.7 MAKE-WHOLE AMOUNT.

         "MAKE-WHOLE AMOUNT" means, with respect to a Note of any Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Note of such Series over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

         "CALLED PRINCIPAL" means, with respect to a Note of any Series, the principal of the Note of such Series that is to be prepaid or purchased pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         "DISCOUNTED VALUE" means, with respect to the Called Principal of a Note of any Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor

(applied on the same periodic basis as that on which interest on such Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" means, with respect to the Called Principal of a Note of any Series, 1.00% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Screen PX1 on the Bloomberg Financial Markets Services System (or such other display as may replace Screen PX1 on Bloomberg Financial Markets Services System) for actively traded U.S. Treasury securities having a maturity equal to the maturity of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the maturity of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the maturity of such Called Principal and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the maturity of such Called Principal.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of a Note of any Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment or purchase of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2,
8.3 or 12.1.

         "SETTLEMENT DATE" means, with respect to the Called Principal of a Note of any Series, the date on which such Called Principal is to be prepaid or purchased pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         SECTION 8.8 GROSS-UP.

         All payments by the Guarantors (the "PAYORS") pursuant to the Guarantee shall be made in Dollars without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees or charges of any nature whatsoever (other than income taxes of the United States or any political subdivision thereof) (hereinafter called "TAX") imposed by or for any Taxing Jurisdiction (as defined below) unless any withholding or deduction for or on account of Tax is required by law.

         (a) If Payor shall be obligated by law to make any such withholding or deduction for any Tax imposed, levied, collected, assessed or withheld by or within the jurisdiction in which such Payor is organized or resident for tax purposes or in Canada or any political subdivision or taxing authority thereof or therein or by any other country or jurisdiction (or any taxing authority thereof or therein) from or through which payments hereunder by such Payor are actually made (each, a "TAXING JURISDICTION"), then such Payor will promptly (i) pay over to the relevant Taxing Jurisdiction the full amount required to be deducted, withheld or otherwise paid in by such Payor (including the full amount required to be deducted or withheld from or otherwise paid by such Payor in respect of any Additional Payment (as defined below) required to be made pursuant to clause (ii) hereof), and (ii) save as provided below, pay to each Person entitled under this Agreement to receive the payment from which the amount referred to in clause (i) has been so deducted, withheld or otherwise paid such additional amount (the "ADDITIONAL PAYMENT") as is necessary in order that the amount received by such Person after any required deduction, withholding or other payment of Tax (including any required deduction, withholding or other payment of Tax on or with respect to such additional amount), shall equal the amount such Person would have received had no such deduction, withholding or other payment of Tax been paid, PROVIDED that in no event shall such Payor be obligated to make any Additional Payment to any Holder of a Note not resident in the United States in excess of the amount which such Payor would have been obligated to pay if the Holder of such Note had been resident in the United States and eligible for and claimed the benefits of the double tax treaty between Canada and the United States as in effect on the date hereof.

         (b) Notwithstanding the provisions of this Section 8.8, no such Additional Payments shall be payable for or on account of:

              (i) any Tax which would not have been imposed but for the existence of any present or former connection (other than the mere passive holding of a Note or other Securities of other issuers) between such Holder (or a fiduciary, settler, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation, or any person other than the Holder to whom the relevant Note or any amount payable thereon are attributable for the purposes of such Tax, assessment or charge) and such Taxing Jurisdiction, PROVIDED that this paragraph (i) shall not be applicable if the relevant payment is made other than from either the United States or Canada;

              (ii) any Tax that is imposed or withheld by reason of the failure of the Holder or any other person mentioned in paragraph (a) above to make a declaration of non-residence or other similar claim or comply with any reporting requirement (as notified in writing to the Holders of the Notes by or on behalf of any Payor giving the Holders of the Notes sufficient time to satisfy such requirements and providing the Holders of the Notes with any forms, certificates, documents, applications or returns required to be filed or submitted in order to avoid such withholding or deduction), as is required (A) by statute, treaty or regulation of Canada existing on the date hereof, or which are not substantially more onerous than those existing on the date hereof and which do not impose an unreasonable burden (in time, resources or otherwise) on such Holder, or (B) by statute, treaty or regulation in any other relevant Taxing Jurisdiction to the extent the requirements thereof are not substantially more onerous than those of Canada existing on the date hereof and which do not impose an unreasonable burden (in time, resources or otherwise) on such holder as a precondition to exemption from all or part of such Tax; PROVIDED, the obligation of you and any other holder under sub-clause
         (A) to this paragraph (ii) shall be deemed to be satisfied by completing and filing Form FD-13 (U.S. Corporate) with the United States Internal Revenue Service no later than 90 days prior to any payment to such holder by any Guarantor which is domiciled in the United Kingdom; or

              (iii) a combination of items (i) and (ii) above.

         (c) For the avoidance of doubt, nothing herein shall restrict the right of any Person to arrange its tax affairs as it shall think fit or require any Person to disclose any information regarding its tax affairs or computations to the Payors that, in such Holder's sole judgment, constitutes confidential information.

         (d) As soon as reasonably practicable after the date of any payment by the Payors of any Tax, the Payors shall furnish to each Affected Holder a certified copy of the original tax receipt (if such a receipt has been issued and, if such tax receipt has not then been issued, the Payor shall furnish a copy thereof to such Affected Holder as soon as reasonably practicable after such tax receipt is so issued).

         (e) In connection with any claim, reporting or filing requirement referred to in sub-clause (ii) of Section 8.8(b), the Payors will provide each Holder with all publicly available forms and accompanying instructions issued by the relevant Taxing Jurisdiction as to the proper completion of such forms (together with an English translation thereof, if applicable) necessary to comply with such claim, reporting or filing requirement.

         (f) Subject to Section 8.8(b), if any Holder pays any amount in respect of any Tax imposed by a Taxing Jurisdiction under this Agreement, the Security Documents or any Note, or penalties or interest thereon (to the extent such penalties or interest arise by virtue of a default or delay by the Payors hereunder), then the Payors shall reimburse such Holder for that payment upon demand accompanied by an official receipt (or a copy thereof certified by such Holder to be a true and complete copy) issued by the relevant Taxing Jurisdiction.

         (g) The obligations of the Payors under this Section 8.8 will survive the payment or transfer of any Note and the termination of this Agreement or the Security Documents.

SECTION 9. AFFIRMATIVE COVENANTS.

         The Company and each Guarantor covenant that so long as any of the Notes are outstanding:

         SECTION 9.1 COMPLIANCE WITH LAW.

         The Company and each Guarantor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.2 INSURANCE.

         The Company and each Guarantor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         SECTION 9.3 MAINTENANCE OF PROPERTIES.

         The Company and each Guarantor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company, any Subsidiary or any Guarantor from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.4 PAYMENT OF TAXES AND CLAIMS.

         The Company and each Guarantor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, any Subsidiary or any Guarantor, PROVIDED that none of the Company, any Subsidiary or any Guarantor need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company, such Subsidiary or such Guarantor on a timely basis in good faith and in appropriate proceedings, and the Company, a Subsidiary or any Guarantor has established adequate reserves therefor in accordance with GAAP on the books of the Company, such Subsidiary or such Guarantor or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.5 CORPORATE EXISTENCE, ETC.

         The Company and each Guarantor will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.10, the Company and the Guarantors will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 9.6 NOTES TO RANK PARI PASSU.

         The Notes, the Guarantee and all other obligations of the Company and of the Guarantors under this Agreement are and at all times shall remain direct and secured obligations of the Company and the Guarantors, as the case may be, ranking pari passu as against the assets of the Company or the Guarantors, as the case may be, with the obligations of the Company and the Guarantors under the Credit Agreement.

         SECTION 9.7 MAINTENANCE OF OFFICE.

         Each of the Company and the Guarantors will maintain an office at the address of the Company, as provided in Section 18, where notices, presentations and demands in respect hereof and the Notes may be made upon it. Such office will be maintained at such address until such time as the Company or any Guarantor shall notify the Holders of the Notes and the Collateral Agent of any change of location of such office, which will in any event be located within the United States.

         SECTION 9.8 ADDITIONAL GUARANTORS; RELEASE OF GUARANTEES.

         (a) In the event that additional Subsidiaries of the Company are to execute and deliver Guaranties under and pursuant to the Credit Agreement (a "BANK GUARANTOR") subsequent to the date hereof, the Company and the Guarantors shall cause each such Bank Guarantor to deliver a Joinder Agreement and the supporting documentation required by this Section 9.8 at the time of its execution of such Guaranty. Subject to compliance with
    Section 9.8(c) hereof, in the event that a Subsidiary at any time ceases to be a Bank Guarantor and no Default or Event of Default shall have occurred and be continuing, the Company may request that the Holders terminate the Guarantee of such Bank Guarantor and upon evidence reasonably satisfactory to the Required Holders that such Bank Guarantor has indeed ceased to be a Bank Guarantor, the Holders will terminate the Guarantee so long as any consideration which is paid to the Lenders (as defined in the Credit Agreement) in connection with such release is also paid on a pro rata basis to the Holders, it being the intent of this Section 9.8 that at all times the Company and the Guarantors shall cause all Subsidiaries which are Bank Guarantors to be Guarantors in accordance with and pursuant to the provisions of this Section 9.8. Subject to compliance with Section 9.8(c) hereof, the Company and/or the Guarantors may, so long as no Default or Event of Default shall have occurred and be continuing, request that the Holders terminate the Guarantee of any Guarantor which is not a Bank Guarantor and the Holders will terminate such Guarantee to which such Guarantor is a party.

         (b) In connection with the delivery of each additional Guarantee and Joinder Agreement, the Company and the Guarantors shall cause each Guarantor to deliver to each of the Holders (1) such documents and evidence with respect to such Guarantor as any Holder may reasonably request in order to establish the existence and good standing of such Guarantor and evidence that the Board of Directors of such Guarantor has adopted resolutions authorizing the execution and delivery of the Guarantee and the Joinder Agreement to which such Guarantor is a party, (2) compliance and secretarial certificates, dated the date of the delivery of such Joinder Agreement, signed by the President or a Vice President of such Guarantor substantially in the forms of such certificates delivered by the Guarantors at the Closing, (3) such certificates or other evidence as any Holder may reasonably request to establish that the transactions contemplated by the Guarantee and the Joinder Agreement to which such Guarantor is a party shall not subject any such holder to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, (4) opinions of independent counsel and internal counsel (which opinions and counsel shall be reasonably satisfactory to the Holders) substantially in the forms thereof delivered by counsel to the Guarantors at the Closing, and (5) all other documents and showings reasonably requested by the Holders in connection with the execution and delivery of the Joinder Agreement to which such Guarantor is a party, which documents shall be satisfactory in form and substance to the Required Holders, and each Holder shall have received a copy (executed or certified as may be appropriate) of all of the foregoing legal documents.

         (c) The Company and the Guarantors will not permit any Guarantor whose Guarantee has been terminated under and pursuant to the terms of this
    Section 9.8 to be or become liable in respect of any other Guaranty after the date of termination of such Guarantee; PROVIDED, HOWEVER, that such Guarantor may execute and deliver such subsequent Guaranty so long as the Company and the Guarantors shall contemporaneously therewith cause such Guarantor to execute and deliver a Joinder Agreement evidencing such Guarantor's Guarantee, and such Guarantor shall so execute and deliver to the Holders a Joinder Agreement together with all other documents, agreements, certificates and opinions in compliance with the terms and provisions of this Section 9.8 in the same form as and to the same effect as if such subsequent Joinder Agreement and Guarantee and related documents, agreement, certificates and opinions were delivered at the Closing. It being the intent of this Section 9.8 that at all times the Company and the Guarantors shall cause all Subsidiaries which have executed and delivered Guaranties to holders of Debt of the Company and/or its Subsidiaries to be Guarantors in accordance with and pursuant to the provisions of this Section 9.8.

         (d) All reasonable out-of-pocket fees and expenses of the Holders, including, without limitation, the reasonable fees and expenses of special counsel to the Holders, incurred in connection with the execution and delivery of the Joinder Agreement, any releases and the related agreements and opinions described above shall be borne by the Company and the Guarantors.

         SECTION 9.9 ADDITIONAL COLLATERAL, RELEASE OF COLLATERAL.

         (a) As soon as practicable and in any event within 30 days after any Person becomes a Material Subsidiary of the Company or of any Guarantor, the Company shall provide the Collateral Agent and the Holders with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall cause 100% (if such Person is a Domestic Subsidiary of the Company or of any Guarantor) or 65% (if such Person is a Foreign Subsidiary of the Company or of any Guarantor) of the Capital Stock of such Person and 100% and 65%, as the case may be, of all Capital Stock owned by such Person in its Subsidiaries to be delivered to the Collateral Agent (together with undated stock powers, if any, signed in blank) and pledged to the Collateral Agent pursuant to an appropriate pledge agreement in substantially the form of the Pledge Agreement and to cause such Person, if such Person is a Domestic Subsidiary, to pledge all of its assets to the Collateral Agent pursuant to a security agreement in substantially the form of the Security and Collateral Agency Agreement or other security instrument including mortgages, deeds of trust, leasehold mortgages, collateral assignments or other appropriate security instruments and documentation in a form, content and scope satisfactory to the Collateral Agent, together with all such other documentation as the Collateral Agent and the Holders may reasonably request in connection with the foregoing and the perfection of the security interests granted thereunder, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, trademark, patent and other intellectual property title and security interest searches and reports, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent's first priority liens thereunder), all in form, content and scope reasonably satisfactory to the Collateral Agent and the Holders.

         (b) If, subsequent to the Closing, the Company or any Guarantor shall acquire any Material asset or if the Company or any Guarantor shall be required to pledge any additional collateral or asset to the Collateral Agent under and pursuant to the Credit Agreement, the Company shall notify the Collateral Agent and the Holders of the same and in each case shall take such action as is required to grant a first perfected security interest in such asset and/or collateral to the Collateral Agent in accordance with the terms and provisions of clause (a) above.

         (c) In the event that assets of the Company or any Subsidiary at any time cease to be Collateral under the Credit Agreement, the Company may request that the Holders release their interests in the security interests in such Collateral granted to the Collateral Agent upon evidence reasonably satisfactory to the Required Holders that such assets have indeed ceased to be Collateral under the Credit Agreement, and the Holders will release such security interests so long as any consideration which is paid to the Lenders (as defined in the Credit Agreement) in connection with such release is also paid on a pro rata basis to the Holders, it being the intent of this Section
    9.9 that at all times the Company and the Guarantors shall cause all assets of the Company and its Subsidiaries which is Collateral under the Credit Agreement to be Collateral under this Agreement in accordance with and pursuant to the provisions of this Section 9.9.

         (d) All reasonable out-of-pocket fees and expenses of the Holders and the Collateral Agent, including, without limitation, the reasonable fees and expenses of special counsel to the Holders, incurred in connection with the execution and delivery of the collateral documentation, any releases and the related agreements and opinions described above shall be borne by the Company and the Guarantors.

SECTION 10. NEGATIVE COVENANTS.

         The Company and each Guarantor covenants that so long as any of the Notes are outstanding:

         SECTION 10.1 TRANSACTIONS WITH AFFILIATES.

         The Company and each Guarantor will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Guarantor), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Guarantor's business and upon fair and reasonable terms no less favorable to the Company or such Guarantor than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         SECTION 10.2 MERGER, CONSOLIDATION, ETC.

         The Company and each Guarantor shall not, and shall not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         (a) (i) in the case of the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such corporation is not the Company, (x) such corporation shall have executed and delivered to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be delivered to each Holder an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (ii) in the case of any Guarantor or any Subsidiary, any Subsidiary may merge or consolidate with the Company or another Wholly-Owned Subsidiary;

         (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Guarantor shall have the effect of releasing the Company, such Guarantor or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Security Documents or the Notes.

         SECTION 10.3 LIENS.

         The Company and each Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly create or incur, or suffer to be incurred or to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any of its or their property or assets (including, without limitation, any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any of its Subsidiaries to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

         (a) Liens for property taxes, assessments or governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

         (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

         (e) leases, licenses or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its

    Subsidiaries, PROVIDED THAT such Liens do not, in the aggregate, materially detract from the value of such property;

         (f) Liens on property or assets of any Wholly-Owned Subsidiary securing Debt of such Wholly-Owned Subsidiary owing to another Wholly-Owned Subsidiary or to the Company;

         (g) (i) Liens securing Debt of the Company or any Subsidiary existing as of the date hereof and reflected on Schedule 5.15 hereto, (ii) Liens evidenced by the Security Agreement and the Pledge Agreement and (iii) the Abbott Liens;

         (h) any Lien created after the date hereof to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the date of the Closing, PROVIDED THAT

              (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

              (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the fair market value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

              (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or construction of such property;

         (i) Liens securing Acquired Subsidiary Debt;

         (j) Liens created or incurred after the Closing given to secure Debt of the Company or any Subsidiary in addition to the Liens permitted by clauses
    (a) through (i) hereof, PROVIDED THAT the sum of (i) Debt secured by such Liens and (ii) Debt of Subsidiaries (other than Debt of Subsidiaries to the Company or Debt of Subsidiaries to any other Subsidiaries) does not exceed 15% of Adjusted Consolidated Net Worth; and

         (k) any extension, renewal or refunding of any Lien permitted by the preceding clauses (g) or (h) of this Section 10.3 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; PROVIDED THAT (1) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) the time remaining until the maturity of such Debt shall not be reduced, (3) such Lien shall attach solely to the same such property, and (4) immediately after the consummation of the extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist.

         If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (k) of this Section 10.3, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the Holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.3 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.3.

         SECTION 10.4 CONSOLIDATED NET WORTH.

         The Company will not, at any time, permit Adjusted Consolidated Net Worth to be less than the sum of (a) $85,000,000, and (b) an aggregate amount equal to 50% of its Consolidated Adjusted Net Income (but, in each case, only if income and not loss) for each completed fiscal year ending after the fiscal year ended December 31, 1998.

         SECTION 10.5 FIXED CHARGES COVERAGE RATIO.

         As calculated on the last day of each fiscal quarter, the Company shall not permit the ratio of (a) Consolidated Income Available for Fixed Charges to
(b) Consolidated Fixed Charges to be less than 2.0 to 1.0 for the period consisting of such fiscal quarter and the immediately preceding three fiscal quarters, treated as a single accounting period.

         SECTION 10.6 LIMITATIONS ON DEBT.

         The Company will not permit the ratio of (i) Consolidated Debt as of the end of each fiscal quarter to (ii) Consolidated Operating Cash Flow for the period consisting of such fiscal quarter and the preceding three fiscal quarters, treated as a single accounting period, to be greater than 3.0 to 1.0. If, during the period over which Consolidated Operating Cash Flow is being calculated, the Company or a Subsidiary has acquired one or more Persons (or the assets thereof) resulting in such Persons becoming, or otherwise resulting in, Subsidiaries, compliance with this covenant will be determined by calculating Consolidated Operating Cash Flow on a pro forma basis as if all (but not less than all) of such Subsidiaries had become Subsidiaries at the beginning of the four fiscal quarters most recently ended.

         SECTION 10.7 LIMITATIONS ON SUBSIDIARY DEBT.

         The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

         (a) (i) Debt of a Subsidiary owed to the Company or to a Wholly-Owned Subsidiary, (ii) Abbott Indebtedness and (iii) Guaranties of a Subsidiary under and pursuant to the Credit Agreement so long as such Subsidiary has provided a Guarantee hereunder;

         (b) Debt of a Person outstanding at the time such Person becomes a Subsidiary, PROVIDED THAT (i) such Debt shall not have been incurred in contemplation of such Person becoming a Subsidiary and (ii) immediately after such Person becomes a Subsidiary no Default or Event of Default shall exist; and

         (c) Debt of a Subsidiary in addition to that described in clauses (a) and (b) above, PROVIDED THAT the sum of (i) the aggregate principal amount of such Debt of Subsidiaries outstanding pursuant to the provisions of this clause (c), PLUS (ii) the aggregate principal amount of all Debt of the Company and its Subsidiaries secured by Liens pursuant to Section 10.3(j) shall not at any time exceed 15% of Adjusted Consolidated Net Worth.

         SECTION 10.8 LINE OF BUSINESS.

         The Company and each of the Guarantors will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company, its Subsidiaries and the Guarantors, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company, its Subsidiaries and the Guarantors, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

         SECTION 10.9 LIMITATION ON RESTRICTED PAYMENT AND INVESTMENT.

         The Company shall not, and shall not permit any Subsidiary to, make or declare, or incur any liability to declare or make, any Restricted Payment or Restricted Investment unless immediately after giving effect to such action, no Default or Event of Default would exist.

         SECTION 10.10 SALE OF ASSETS.

         (a) Except as permitted under Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise dispose of assets of the Company and its Subsidiaries (other than sales, leases or other dispositions in the ordinary course of business), unless:

              (i) in the good faith opinion of the Company, such sale, lease or other disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

              (ii) immediately prior to and after giving effect to such sale, lease or other disposition, no Default or Event of Default would exist; and

              (iii) immediately prior to and after giving effect to such sale, lease or other disposition, the book value of all property that was the subject of such sale, lease or other disposition occurring during the most recently ended twelve consecutive months would not exceed 10% of Consolidated Assets determined as of the end of the immediately preceding fiscal year.

         Computations under this Section 10.10(a) shall not include sales, leases or other dispositions of assets for fair market value, to the extent of the portion of the proceeds of such transaction which is applied, within 180 days after the date of such transaction, at the discretion of the Company to either (i) the purchase, acquisition or construction of similar productive assets which are to be used in the business of the Company and its Subsidiaries, or (ii) the repayment or prepayment of unsubordinated Secured Debt of the Company or a Subsidiary; PROVIDED that the Company has, on or prior to the application of any such proceeds to the repayment or prepayment of any other unsubordinated Secured Debt, offered to repay or prepay the Notes, pro rata with all other unsubordinated Secured Debt then being repaid or prepaid (which repayment or prepayment of the Notes shall be made in accordance with the terms of Section 8.2).

         (b) The Company or any Subsidiary may sell property and lease, as lessee, the same property, within 180 days following the acquisition or construction of such property PROVIDED THAT the Company shall have complied with the terms and provisions of clause (a) above with respect to such sale.

SECTION 11. EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur:

         (a) the Company or the Guarantors default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

         (b) the Company or the Guarantors default in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable;

         (c) the Company or the Guarantors default in the performance of or compliance with any term contained in Section 7.1(e), 10 or 22;

         (d) the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the occurrence of such default;

         (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, the Security Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made;

         (f) (i) the Company, any Subsidiary or any Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount exceeding 5% of the Adjusted Consolidated Net Worth beyond any period of grace provided with respect thereto, or (ii) the Company, any Subsidiary or any Guarantor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount exceeding 5% of the Adjusted Consolidated Net Worth or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company, any Subsidiary or any Guarantor has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount exceeding 5% of the Adjusted Consolidated Net Worth, or (y) one or more Persons have the right to require the Company, any Subsidiary or any Guarantor so to purchase or repay such Indebtedness;

         (g) the Company, any Material Subsidiary or any Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing;

         (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, any of its Material Subsidiaries or any Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Material Subsidiaries or any Guarantor, or any such petition shall be filed against the Company, any of its Material Subsidiaries or any Guarantor and such petition shall not be dismissed within 60 days;

         (i) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against one or more of the Company, its Material Subsidiaries or any Guarantor and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

         (j) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company, any Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Consolidated Net Worth, (iv) the Company, any Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company, any Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company, any Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company, any Guarantor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

         (k) (i) any Security Document shall for any reason (other than pursuant to the terms of Section 9.9 hereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest (having the priority provided for therein) subject only to Liens permitted pursuant to Section 10.3, or (ii) any material provision of any Security Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary or Guarantor party thereto or the Company, any Subsidiary or any Guarantor shall so state in writing or bring an action to limit its obligations or liabilities thereunder.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

         SECTION 12.1 ACCELERATION.

         (a) If an Event of Default described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
    Section 11 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         SECTION 12.2 OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, any Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         SECTION 12.3 RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes of such Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         SECTION 12.4 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to each Holder on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         SECTION 13.1 REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders.

         SECTION 13.2 TRANSFER AND EXCHANGE OF NOTES.

         Each Holder agrees that so long as no Event of Default has occurred and is continuing hereunder, it will not knowingly (after reasonable investigation) sell any Notes or portions thereof to a Competitor. Upon surrender of any Note at the principal executive office of the

Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in such Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1 or 2, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

         SECTION 13.3 REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder is, or is a nominee for, an original Purchaser or another Holder with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

         (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of such Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENT OF NOTES.

         SECTION 14.1 PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Memphis, Tennessee at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each Holder, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         SECTION 14.2 HOME OFFICE PAYMENT.

         So long as any Purchaser or its nominee shall be a Holder, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as such Purchaser or nominee shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or nominee shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note, any Purchaser or its nominee will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by each Purchaser under this Agreement and that has made the same agreement relating to such Note as each Purchaser has made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

         SECTION 15.1 TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or Holder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, any Subsidiary or any Guarantor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser or other Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other Holder).

         SECTION 15.2 SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Security Documents and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Guarantor pursuant to this Agreement or the Security Documents shall be deemed representations and warranties of the Company or any Guarantor, as the case may be, under this Agreement.

         Subject to the preceding sentence, this Agreement, the Security Documents and the Notes embody the entire agreement and understanding between you, the Company and the Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

         SECTION 17.1 REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, and the Notes may be amended and the observance of any term of the Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Company and the Required Holders, except that
(a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to each Purchaser unless consented to by each Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes, the Holders of which are required to consent to any such amendment or waiver or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         SECTION 17.2 SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION.

         The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

         (b) PAYMENT.

         The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding whether or not such Holder consented to such waiver or amendment.

         SECTION 17.3 BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of Notes and upon the Company and the Guarantors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Guarantors and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         SECTION 17.4 NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

              (i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

              (ii) if to any other Holder, to such Holder at such address as such other Holder shall have specified to the Company in writing,

              (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Jeffery M. Jarvis, or at such other address as the Company shall have specified to the Holder of each Note in writing, or

              (iv) if to any Guarantor, to such Guarantor at its address and to the attention as set forth on Schedule 5.22 with a copy to the Company, or at such other address as such Guarantor shall have specified to the Holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Holder at either Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by such Holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Holder may destroy any original document so reproduced. The Company and the Guarantors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, a Guarantor or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to each Holder by or on behalf of the Company, any Subsidiary or any Guarantor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of the Company, such Subsidiary or such Guarantor, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to such Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Holder or any Person acting on such Holder's behalf, (c) otherwise becomes known to such Holder other than through disclosure by the Company, any Subsidiary or any Guarantor or (d) constitutes financial statements delivered to such Holder under Section 7.1 that are otherwise publicly available.

         Each Holder will use its best efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, PROVIDED THAT such Holder may deliver or disclose Confidential Information to (i) each Holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by each Holder's Notes), (ii) each Holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder, (iv) any Institutional Investor to which any Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from whom any Holder offers to purchase any security of the Company or any Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over any Holder, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to any Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which any Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent any Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.

SECTION 21. SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of the previous Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to any Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the Purchaser, and the Purchaser shall have all the rights of an original Holder under this Agreement.

SECTION 22. GUARANTEE.

         SECTION 22.1 OBLIGATIONS GUARANTEED.

         In consideration of each Holder of a Note entering into and performing their respective obligations under or in connection with this Agreement, each Guarantor hereby jointly and severally guarantees and indemnifies, irrevocably, absolutely and unconditionally:

         (a) the full and prompt payment in Dollars in the manner specified in this Agreement and the Notes of (i) the principal of, the Make-Whole Amount, if any, and interest (including overdue interest) on each of the Notes, as and when due and payable, whether at maturity, by mandatory or optional prepayment, by acceleration or otherwise in accordance with this Agreement and the Notes, (ii) any and all other obligations, indebtedness or liabilities (including fees and out of pocket expenses) now or hereafter due and payable by the Company to any Holder of a Note under this Agreement, the Security Documents or the Notes, including without limitation, liability for breach of covenant or warranty, arising pursuant to or with respect to this Agreement, the Security Documents or the Notes, all in Dollars, (iii) any and all other obligations, indebtedness or liabilities now or hereafter incurred by the Company to any Holder of a Note pursuant to any waiver, modification, amendment or change of any provision of this Agreement, the Security Documents or the Notes and (iv) all reasonable attorneys' fees, costs and expenses of collection incurred in connection therewith and in connection with the enforcement of this Section 22, including without limitation fees, costs and expenses incurred in any insolvency or bankruptcy case or proceeding against the Guarantors or the Company; and

         (b) the full and prompt performance and observance by the Company of each and all of the covenants and agreements required to be performed or observed by the Company under the terms of this Agreement, the Security Documents and the Notes.

         Notwithstanding any provision to the contrary contained herein or in any Note, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the greatest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         SECTION 22.2 CHARACTER OF GUARANTEE.

         The obligations of the Guarantors under this Agreement and the Security Documents are joint and several, absolute and unconditional. The Guarantee constitutes a primary obligation of each Guarantor, is not a guarantee of collection and, accordingly, each Guarantor waives any right to require that any action be brought against the Company or any other Person or to require that resort be had to any direct or indirect security. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable under this Agreement, the Security Documents or the Notes or to perform or comply with any obligation, covenant, term, condition or undertaking required to be performed or complied with by it under this Agreement, the Security Documents or the Notes, any Holder of a Note may, at its option, proceed against the Guarantors in the first instance to collect money or otherwise enforce this Agreement, the Security Documents or the Notes, the payment of which is guaranteed hereby, without first making demand on or proceeding against the Company or any other Person, and without first resorting to any direct or indirect security or to any other remedies, including, by way of example but not of limitation, any right of set-off at the same or at different times, as any Holder of a Notete may deem advisable, and the liability of the Guarantors hereunder shall in no way be affected or impaired by any acceptance by any Holder of a Note of any direct or indirect security for, or other guarantees of, any indebtedness, liability or obligation of the Company, or by any failure, delay, neglect or omission by any Holder of a Note to realize upon or protect any such indebtedness, liability or obligation, or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken, by any Holder of a Note. In the event that any Holder of a Note is required to repay or return any amount previously paid to such Holder of a Note, the payment of which amount is guaranteed under the provisions hereof, then, immediately upon such repayment or return, the Guarantee shall be reinstated with respect to such amount, in full force and effect, as though such payment had not been made.

         SECTION 22.3 PARTICULAR AGREEMENTS BY THE GUARANTORS.

         The Guarantors hereby agree that the respective parties to this Agreement from time to time, before or after any Default by the Company, with or without any further notice to or assent from the Guarantors may, without in any manner affecting the liability of the Guarantors, to the full extent permitted by law and upon such terms and conditions the parties to this Agreement may agree:

         (a) extend in whole or in part (by renewal or otherwise), modify, change, compromise or release any indebtedness, liability or obligation of the Company under this Agreement, the Security Documents or the Notes or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company, or waive any default with respect thereto, or waive, modify, amend or change any provision of this Agreement, the Security Documents or the Notes;

         (b) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all property and rights of any nature and from whomsoever received, held by, or on behalf of, any holder of a Note as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company, or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company; and

         (c) settle, adjust or compromise any claim of any Holder of a Note against the Company or any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Company. Each Guarantor hereby waives any and all defenses, counterclaims or offsets which such Guarantor might or could have by reason of any such extension, renewal, change, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise, it being understood that the Guarantors shall at all times be bound by this Agreement and remain liable to any Holder of a Note hereunder to the extent that any obligation of the Company to any Holder of a Note under this Agreement, the Security Documents or the Notes, or any obligation of the Guarantors to any Holder of a Note hereunder, shall remain outstanding.

         SECTION 22.4 WAIVER BY THE GUARANTORS.

         Each Guarantor hereby waives:

         (a) notice of acceptance of the Guarantee by any Holder of a Note or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of any such Holder upon the Guarantee (it being understood that every indebtedness, liability and obligation of the Company to any such Holder of a Note created pursuant to this Agreement, the Security Documents or the Notes shall be conclusively presumed to have been created, contracted or incurred in reliance upon the execution by the Guarantors of the Guarantee);

         (b) demand of payment by any Holder of a Note from the Company or any other Persons indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; and

         (c) presentment for payment by any Holder of a Note or any other Person of any instrument of the Company or any other Person, protest thereof, and notice of its dishonor to any party hereto.

         SECTION 22.5 RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section 22.5 shall be subordinate and subject in right of payment to the prior payment in full to the Purchasers of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 22.5 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 22.5,
(a) "GUARANTEED OBLIGATIONS" shall mean any obligations arising under the other provisions of this Section 22; (b) "EXCESS PAYMENT" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "PRO RATA SHARE" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Company and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Company and the Guarantors hereunder) of the Company and all of the Guarantors; PROVIDED, HOWEVER, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor with such payment; and (d) "CONTRIBUTION SHARE" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Company and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities, (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Company and the Guarantors hereunder) of the Company and all of the Guarantors other than the maker of such Excess Payment; PROVIDED, HOWEVER, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 22.5 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Company in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to
Section 22.5.

SECTION 23. CHARACTER OF OBLIGATIONS OF THE GUARANTORS

         SECTION 23.1 IRREVOCABILITY.

         The obligations of the Guarantors under this Agreement are irrevocable, absolute, unconditional and continuing under any and all circumstances, and no such obligation shall be to any extent or in any way discharged, impaired or otherwise affected, except by performance in full thereof.

         SECTION 23.2 NO REDUCTION OR DEFENSE.

         The obligations of the Guarantors under this Agreement, and the rights of any Holder of a Note to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, set-off, counterclaim, recoupment or termination whatsoever.

         Without limiting the generality of the foregoing, the obligations of the Guarantors shall not be discharged or impaired by:

         (a) any Default, failure or delay, willful or otherwise, in the performance of any obligations by the Company;

         (b) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Company or any merger, consolidation, reorganization, dissolution, liquidation or winding up or change in corporate constitution or corporate identity or loss of corporate identity of the Company;

         (c) impossibility or illegality of performance on the part of the Company under this Agreement, the Security Documents or the Notes;

         (d) the invalidity, irregularity or unenforceability of the Notes, this Agreement, the Security Documents or any documents referred to therein or herein;

         (e) in respect of the Company or any Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or such Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or such Guarantor and whether or not of the kind hereinbefore specified;

         (f) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, corporation or entity, or any claims, demands, charges, liens or encumbrances of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under the Guarantee, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

         (g) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any nation or any political subdivision thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company of any of its obligations under this Agreement, the Security Documents or the Notes;

         (h) any Default or Event of Default under this Agreement or the Security Documents, or the taking of action under this Agreement or the Security Documents in respect thereof;

         (i) any suit or action by, or in favor of, any Holder of a Note;

         (j) the genuineness, validity, regularity or enforceability of the Notes or of this Agreement or the Security Documents against any other Guarantor or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantor or any other Person on the Notes or under the Security Documents or under this Agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or execute and deliver this Agreement or the Security Documents or to perform any of its obligations hereunder or the existence or continuance of the Company, any other Guarantor or any other Person as a legal entity;

         (k) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantors of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes or this Agreement or the Security Documents or failure to resort for payment to the Company, any Guarantor or any other Person or to any other Agreement or the Security Documents or to any property, security, liens or other rights or remedies;

         (l) the acceptance of any additional security or other agreement, the advance of additional money to the Company, any Guarantor or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes or this Agreement or the Security Documents, or the sale, release, substitution or exchange of any security for the Notes;

         (m) any defense whatsoever that the Company, any Guarantor or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment in cash thereof, or to the performance or observance of any of the provisions of this Agreement or the Security Documents, whether through the satisfaction or purported satisfaction by the Company, any Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise;

         (n) any act or failure to act with regard to the Notes, this Agreement or the Security Documents or anything which might vary the risk of the Guarantors; or

         (o) any:

              (1) variation of the terms of any of the obligations guaranteed hereunder or of any obligations guaranteed hereunder of any other Person under any related security;

              (2) failure on the part of any Holder (whether intentional or not) to take, perfect or realize (whether in full or in part) any related security now or in the future agreed to be taken by such Holder;

              (3) incapacity or change in the constitution of the Company or the Guarantors or the absorption of any Holder into or its amalgamation with any other Person or the acquisition of all or part of the undertaking of any Holder by any other Person;

              (4) of the obligations guaranteed hereunder or any obligation of any Person under any related security being or becoming invalid, illegal, void or unenforceable for any reason;

              (5) time or other indulgence given or agreed to be given by any Holder to, or any composition or other arrangement made with or accepted from, either the Company in respect of any of the obligations guaranteed hereunder or any Person in respect of obligations under this Agreement, the Security Documents or any related security;

              (6) waiver, release, discharge or exchange of any of the obligations guaranteed hereunder or any obligation of any Person under this Agreement, the Security Documents or any related security; or

              (7) any Change in Control or any merger, consolidation, reorganization, sale of substantially all of the assets of or any similar transaction or event involving the Company; or

              (8) other act, event or omission which, but for this provision, would or might operate to offer any legal or equitable defense for or impair or discharge the obligations of the Guarantors under this Agreement or the Security Documents or any Person under any related security;

PROVIDED THAT the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Agreement that the obligations of the Guarantors shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium and/or Make-Whole Amount, if any, and interest on the

Notes in accordance with their respective terms whenever the same shall become due and payable as provided in the Notes, at the place specified in and all in the manner and with the effect provided in the Notes and this Agreement, as amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Agreement or the Security Documents and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Agreement or the Security Documents, this guarantee shall remain in full force and effect and shall apply to each and every subsequent default.

         SECTION 23.3 SUBROGATION.

         The Guarantors hereby irrevocably and unconditionally waive all rights they may have to be subrogated to the rights of the Holder of a Note, and all other remedies that they may have against the Company, in respect of which any payment is made hereunder, until the obligations guaranteed hereunder shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantors on account of any such subrogation rights or other remedy before the obligations guaranteed hereunder shall have been indefeasibly paid in full, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the Holders of the Notes and shall forthwith be paid to such Holders to be credited and applied upon the obligations guaranteed hereby, whether matured or unmatured, in accordance with the terms hereof. The Guarantors agree that their obligations under this Section 23.3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company is rescinded or must be otherwise restored by any Holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

         SECTION 23.4 JUDGMENT CURRENCY INDEMNITY.

         Any payment on account of an amount that is payable hereunder in Dollars which is made to or for the account of any Holder of a Note in lawful currency of any other jurisdiction (the "OTHER CURRENCY") whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor or the Company shall constitute a discharge of the Guarantor's or the Company's obligation under the Guarantee, and the Notes only to the extent of the amount of Dollars which such Holder could purchase in the New York foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday) on which banks in New York are generally open for business following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such Holder, the Guarantors and the Company shall indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

SECTION 24. MISCELLANEOUS.

         SECTION 24.1 SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not.

         SECTION 24.2 PAYMENTS DUE ON NON-BUSINESS DAYS.

         Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         SECTION 24.3 SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 24.4 CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         SECTION 24.5 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         SECTION 24.6 GOVERNING LAW; JURISDICTION AND SERVICE OF PROCESS.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State. The Company and the Guarantors hereby irrevocably and unconditionally agree that any suit, action or proceeding with respect to this Agreement, or any proceeding to execute or otherwise enforce any judgment in respect of any breach thereof, brought by any registered Holder of a Note against the Company or any Guarantor or any of its property, may be brought by such Holder of a Note in the United States District Court for the Southern District of New York or any New York State Court sitting in the Borough of Manhattan in New York City, as such Holder of a Note may in its sole discretion elect, and by the execution and delivery of this Agreement, each of the Company and the Guarantors irrevocably submits to the jurisdiction of each such court; and agrees that process served either personally or by registered mail shall constitute, to the extent permitted by law, adequate service of process in any such suit. In addition, each of the Company and the Guarantors hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or any Note, brought in the said courts, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall in any way be deemed to limit the ability of any registered Holder of a Note to serve any such writs, process or summonses, in any manner permitted by applicable law or to obtain jurisdiction over the Company or the Guarantors in such other jurisdiction, and in such manner, as may be permitted by applicable law.

         SECTION 24.7 AGENT FOR SERVICE OF PROCESS.

         WITHOUT LIMITING THE FOREGOING, EACH OF THE GUARANTORS AND THE COMPANY HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, CT CORPORATION TO RECEIVE, FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO, PROVIDED THE GUARANTORS AND THE COMPANY MAY, AND IN THE EVENT THAT CT CORPORATION IS AT ANY TIME NO LONGER DOMICILED IN THE STATE OF NEW YORK, THE GUARANTORS AND THE COMPANY SHALL, APPOINT CT CORPORATION OR ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE REQUIRED HOLDERS, WITH OFFICES IN THE STATE OF NEW YORK TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE HOLDERS OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT. IF SERVICE OF PROCESS IS MADE BY ANY HOLDER OF A NOTE UPON SUCH APPOINTEE, A COPY THEREOF SHALL ALSO BE PROVIDED TO THE GUARANTORS AND THE COMPANY, BY REGISTERED OR CERTIFIED MAIL, OR BY INTERNATIONALLY-RECOGNIZED EXPEDITED DELIVERY SERVICE; PROVIDED THAT THE FAILURE OF SUCH HOLDER TO PROVIDE SUCH COPY TO THE GUARANTORS AND THE COMPANY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OF PROCESS OR ANY JUDGMENT RENDERED IN ANY SUCH SUIT, ACTION, OR PROCEEDING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW, OR TO OBTAIN JURISDICTION OVER THE COMPANY, IN SUCH

OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                  Very truly yours,

                                  RESORTQUEST INTERNATIONAL, INC.


                                  By: /s/ Jeffery M. Jarvis
                                     ----------------------------
                                  Its: Sr. Vice President, CFO
                                      ---------------------------

                                  GUARANTORS (the signature
                                  below is on behalf of each
                                  and every Guarantor listed
                                  on Schedule C hereto)

                                  By: /s/ Jeffery M. Jarvis
                                     -----------------------------
                                  Title: Sr. Vice President
                                        --------------------------

The foregoing is hereby agreed to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION


By: /s/ Kevin R. Lorenz
   --------------------------------------
Its: Kevin R. Lorenz, CFA
     Managing Director - High Yield Team
    -------------------------------------

PPM AMERICA, INC., as attorney in fact, on behalf of Jackson National Life Insurance Company


By: [illegible]
   ---------------------------------
Its: Managing Director
    --------------------------------

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA INVESTMENTS, INC. (authorized agent)


By: /s/ Stephen A. Osborn
   ---------------------------------
Its: Stephen A. Osborn
     Managing Director
    --------------------------------


LIFE INSURANCE COMPANY OF NORTH AMERICA

By: CIGNA INVESTMENTS, INC. (authorized agent)


By: /s/ Stephen A. Osborn
   ---------------------------------
Its: Stephen A. Osborn
     Managing Director
    --------------------------------

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


By: /s/ Mary Ann McCarthy
   ---------------------------------
Its: Mary Ann McCarthy
     Managing Director
    --------------------------------

CM LIFE INSURANCE COMPANY


By: /s/ Mary Ann McCarthy
   ---------------------------------
Its: Investment Officer
    --------------------------------

UNITED OF OMAHA LIFE INSURANCE COMPANY


By: /s/ Edwin H. Garrison, Jr.
   ---------------------------------
Its: Edwin H. Garrison, Jr.
     First Vice President
    --------------------------------

                                   SCHEDULE A
                          (to Note Purchase Agreement)


                       INFORMATION RELATING TO PURCHASERS


                                                          Principal Amount of
Name and Address of Purchaser                             Notes to be Purchased
-----------------------------                             ---------------------
TEACHERS INSURANCE AND ANNUITY
  ASSOCIATION OF AMERICA                                      $15,000,000
730 Third Avenue
New York, New York  10017-3263
Attention: Securities Division
Dierdre Macdonald
Facsimile Number: (212) 916-6581
Confirmation Number: (212) 916-4883 or (212) 490-9000


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds at the opening of business on the due date thereof (identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June ____, 2004, PPN 761183 A* 3, principal, premium or interest") to:

The Chase Manhattan Bank  ABA #021-000-021
Account No. 900-0-000200
For further credit to TIAA Account No. G07040

Notices

Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth: (1) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (2) the allocation of payment between principal, interest, premium and any special payment; and (3) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York  10017-3206
Attention:  Securities Accounting Division
Telephone Number: (212) 916-4188
Facsimile Number: (212) 916-6955

All other notices and communications to be addressed as first provided above. Name of Nominee in which Notes are to be issued: None.
Taxpayer I.D. Number:  13-1624203


                                                     Principal Amount of
Name and Address of Purchaser                        Notes to be Purchased
-----------------------------                        ---------------------
JACKSON NATIONAL LIFE                                    $12,500,000
INSURANCE COMPANY
5901 Executive Drive
Lansing, MI 48909



Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds at the opening of business on the due date thereof (identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June ____, 2004, PPN 761183 A* 3, principal, premium or interest") to:

NORTHERN TRUST CHGO
ABA #071-000-152
Credit Account #5186041000 (General ledger for all clients of Northern Trust) For further credit to: 26-91241/Jackson National Life Insurance Company
Attention:  Tarsa Lewis

Interest and principal payment notices should be faxed to the operations contact and custodian bank as follows:

Susan Perrino, Private Placements
PPM America Inc.
225 West Wacker Drive
Chicago, Illinois  60606
Telephone Number:  (312) 634-1205
Facsimile Number:  (312) 634-0054

         and

Oscell Owens
Northern Trust Company
801 S. Canal Street
Floor C1N
Chicago, Illinois  60607
Telephone Number:  (312) 444-5754
Facsimile Number:  (312) 630-8179

Notices

One copy of all notices, documents, notes, waivers, amendments, consents, as well as periodical financial information and covenant compliance certificates should be sent to:

Joseph Dimberio
Vice President, Private Placements
PPM America, Inc.
225 West Wacker Drive, Suite 1200
Chicago, Illinois  60606
Telephone Number:  (312) 634-2597
Facsimile Number:  (312) 634-0054

Name of Nominee in which Notes are to be issued:     None

Taxpayer I.D. Number:  38-1659835


                                                     Principal Amount of
Name and Address of Purchaser                        Notes to be Purchased
-----------------------------                        ---------------------
UNITED OF OMAHA LIFE
INSURANCE COMPANY                                         $7,500,000
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Division Administration
Facsimile Number:  (402) 351-2913
Confirmation Number:  (402) 351-2504


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds at the opening of business on the due date thereof (identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June ____, 2004, PPN 761183 A* 3, principal, premium or interest") to:

The Chase Manhattan Bank ABA #021-000-021
Private Income Processing

For further credit to United of Omaha Life Insurance Company
Account No. #900-9000200
a/c:  G07097
CUSIP/PPN:
                    --------------
Interest Amount:
                    --------------
Principal Amount:
                    --------------

Notices

All notices and communications with respect to payments and written confirmation of each such payment, to be addressed to:

                           The Chase Manhattan Bank
                           4 New York Plaza - 13th Floor
                           New York, NY  10004
                           Attn:  Income Processing - a/c:  G07097 J. Pipperato

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0322111


                                                     Principal Amount of
Name and Address of Purchaser                        Notes to be Purchased
-----------------------------                        ---------------------
LIFE INSURANCE COMPANY
OF NORTH AMERICA                                          $1,650,000
c/o CIGNA Investments, Inc.
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division - S-307
Facsimile Number:  (860) 726-7203



Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds at the opening of business on the due date thereof (identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June ____, 2004, PPN 761183 A* 3, principal, premium or interest") to:

The Chase Manhattan Bank ABA #021-000-021
Account No. 900 9-001802

Notices

Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth: (1) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (2) the allocation of payment between principal, interest, premium and any special payment; and (3) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

Life Insurance Company of North America
c/o CIGNA Investments, Inc.
Attention:  Securities Processing S-309
900 Cottage Grove Road
Hartford, CT 06152-2309

All other notices and communications to be addressed as first provided above. Name of Nominee in which Notes are to be issued: CIG & Co.
Taxpayer I.D. Number:  13-3574027


                                                     Principal Amount of
Name and Address of Purchaser                        Notes to be Purchased
-----------------------------                        ---------------------
CONNECTICUT GENERAL LIFE
INSURANCE COMPANY                                        Denominations
c/o CIGNA Investments, Inc.                               $2,325,000
Hartford, Connecticut  06152-2307                         $2,100,000
Attention:  Private Securities Division - S-307           $1,125,000
Facsimile Number:  (860) 726-7203                         $  300,000


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds at the opening of business on the due date thereof (identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June ____, 2004, PPN 761183 A* 3, principal, premium or interest") to:

The Chase Manhattan Bank ABA #021 000 021
Account No. 900 9-001802

Notices

Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth: (1) the full name, private placement number, interest rate and maturity date of the Notes or other obligations; (2) the allocation of payment between principal, interest, premium and any special payment; and (3) the name and address of the Bank (or Trustee) from which such transfer was sent, to:

Connecticut General Life Insurance Company
c/o CIGNA Investments, Inc.
Attention:  Securities Processing S-309
900 Cottage Grove Road
Hartford, CT 06152-2309

All other notices and communications to be addressed as first provided above. Name of Nominee in which Notes are to be issued: CIG & Co.
Taxpayer I.D. Number:  13-3574027


                                                     Principal Amount of
Name and Address of Purchaser                        Notes to be Purchased
-----------------------------                        ---------------------
MASSACHUSETTS MUTUAL LIFE INSURANCE                       $3,600,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:   Securities Investment Division
             Mary Ann McCarthy, Managing Director

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June __, 2004, PPN 761183 A* 3, principal or interest" to:

Citibank, N.A.
111 Wall Street
New York, New York  10043
Account Number 4067-3488
ABA No. 021000089
For Mass Mutual Long Term Pool


With telephone advice of payments to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above except with respect to payments to be addressed to:

Attention:  Securities Custody and Collection Department F381

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  041590850

                                                     Principal Amount of Series of
Name and Address of Purchaser                        Notes to be Purchased
-----------------------------                        ---------------------
MASSACHUSETTS MUTUAL LIFE INSURANCE                       $700,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:        Securities Investment Division
                  Mary Ann McCarthy, Managing Director


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June __, 2004, PPN 761183 A* 3, principal or interest" to:

Chase Manhattan Bank, N.A.
4 Chase Metro Tech Center
New York, New York  10081
ABA No. 021000021
For Mass Mutual Pension Management
Account No.  910-2594018


With telephone advice of payments to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above except with respect to payments to be addressed to:

Attention:  Securities Custody and Collection Department F381

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  041590850


                                                     Principal Amount of
Name and Address of Purchaser                        Notes to be Purchased
-----------------------------                        ---------------------
MASSACHUSETTS MUTUAL LIFE INSURANCE
  COMPANY                                                 $2,600,000
1295 State Street
Springfield, Massachusetts  01111
Attention:        Securities Investment Division
                  Mary Ann McCarthy, Managing Director



Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June __, 2004, PPN 761183 A* 3, principal or interest" to:

Chase Manhattan Bank, N.A.
4 Chase Metro Tech Center
New York, New York  10081
ABA No. 021000021
For Mass Mutual IFM Non-Traditional
Account No.  910-2509073


With telephone advice of payments to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above except with respect to payments to be addressed to:

Attention:  Securities Custody and Collection Department F381

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  041590850


                                                  Principal Amount of
Name and Address of Purchaser                     Notes to be Purchased
-----------------------------                     ---------------------
CM LIFE INSURANCE COMPANY
C/O MASSACHUSETTS MUTUAL LIFE INSURANCE                 $600,000
     COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:        Securities Investment Division
                  Mary Ann McCarthy, Managing Director



Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds identifying each payment as "ResortQuest International, Inc., 9.06% Guaranteed Senior Secured Notes, due June __, 2004, PPN 761183 A* 3, principal or interest" to:

Citibank, N.A.
111 Wall Street
New York, New York  10043
Account No. 4068-6561
ABA No. 021000089
For Segment 43 - Universal Life


With telephone advice of payments to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3561

Notices

All notices and communications to be addressed as first provided above except with respect to payments to be addressed to:

Attention:  Securities Custody and Collection Department F381

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-1041383

                                   SCHEDULE B
                          (to Note Purchase Agreement)

                                  DEFINED TERMS


         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ABBOTT INDEBTEDNESS" means the Indebtedness of Abbott Realty Services, Inc., a Florida corporation in an aggregate principal amount not to exceed $5,734,000.

         "ABBOTT LIENS" means the Liens securing the Abbott Indebtedness on the assets described on SCHEDULE 5.15 hereto.

         "ACQUIRED SUBSIDIARY DEBT" means all Secured Debt of any Person which becomes a Subsidiary or is merged into the Company or a Subsidiary after the date of the Closing and which (a) is outstanding on the date such Person becomes a Subsidiary or is so merged (or such corporation is at such time contractually bound, in writing, to incur such Debt), (b) has not been (or is not being) incurred, extended or renewed in contemplation of or as a result of such Person becoming a Subsidiary or so being merged and (c) such Lien shall attach solely to the property of such Person which was owned by such Person prior to the date on which it became a Subsidiary.

         "ADDITIONAL PAYMENT" is defined in Section 8.8(a).

         "ADJUSTED CONSOLIDATED NET WORTH" shall mean the sum of (i) the par value of the Capital Stock (excluding treasury stock and Capital Stock subscribed and unissued) of the Company and its Subsidiaries; (ii) the amount of paid in capital and retained earnings shown on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, and MINUS (iii) the amount by which outstanding Restricted Investments exceed 10% of consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with GAAP.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "BANK GUARANTOR" is defined in Section 9.8(a).

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Memphis, Tennessee, are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITAL LEASE OBLIGATIONS" means the amount of the obligations of a Person as lessee under all Capital Leases which would be required to be reflected as a liability on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COLLATERAL" means all of the Capital Stock and assets of the Company and its Material Subsidiaries.

         "COLLATERAL AGENT" means NationsBank, N.A., and its permitted successors and assigns.

         "COMPANY" means ResortQuest International, Inc., a Delaware corporation.

         "COMPETITOR" means any Person which is predominantly engaged in the resort or lodging businesses, including without limitation Thayer Capital Partners, PROVIDED THAT:

              (a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the person providing such services to be deemed to be a Competitor; and

              (b) in no event shall an Institutional Investor within the meaning of clause (a) or (c) of that definition be deemed a Competitor.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED ADJUSTED NET INCOME" means (without duplication) for any period consolidated net income (or loss) of the Company and its Subsidiaries, as determined in accordance with GAAP, after excluding the sum of (i) net earnings (or losses) of any Subsidiary accrued prior to the date it becomes a Subsidiary or is merged with or consolidated into the Company or any Subsidiary; (ii) the net earnings (or losses) of any Subsidiary in which the Company or any other Subsidiary has an ownership interest that has not been received in the form of cash; (iii) the undistributed earnings of any Subsidiary which are unavailable for payment to the Company; (iv) any restoration to income of any contingency reserve (other than reserves established in the normal course of business, such as allowances for uncollectable accounts), except to the extent that such reserve was established during such period; (v) any gain on the sale or disposition of Investments or fixed or capital assets, including any tax effect;
(vi) any gains resulting from any write-up of assets; (vii) the proceeds of any life insurance policy; (viii) any gain arising from the acquisition of any securities of the Company or Subsidiary; (ix) any net income or gain resulting from changes in GAAP, any extraordinary items, or any discounted operations; (x) any deferred or other credit representing the excess of the equity in any Subsidiary over the cost of the investment at the acquisition date; (xi) in the case of a successor to the Company by consolidation or merger, any earnings of the successor corporation prior to such consolidation or merger; and (xii) any income not freely convertible into Dollars.

         "CONSOLIDATED ASSETS" means as of the date of determination thereof all assets of the Company and its Subsidiaries, after eliminating intercompany items in accordance with GAAP.

         "CONSOLIDATED DEBT" means as of the date of any determination thereof all Debt of the Company and its Subsidiaries, after eliminating intercompany items in accordance with GAAP.

         "CONSOLIDATED FIXED CHARGES" means with respect to any period, the sum of (i) Consolidated Interest Expense and (ii) Consolidated Lease Rentals, for such period.

         "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means for any period the sum of (i) Consolidated Adjusted Net Income, (ii) Consolidated Income Tax Expense and (iii) Consolidated Fixed Charges.

         "CONSOLIDATED INTEREST EXPENSE" means for any period (without duplication) all interest (including the interest component of rentals on Capital Leases) and all amortization of debt discount and expense on all Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) of the Company and its Subsidiaries.

         "CONSOLIDATED INCOME TAX EXPENSE" means for any period (without duplication) all income tax expense of the Company and its Subsidiaries.

         "CONSOLIDATED LEASE RENTALS" means with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or its Subsidiaries as lessee under all leases of real or personal property (other than Capital Lease Obligations), excluding any amounts required to be paid by the lessee (whether or not designated as rental) which are (i) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (ii) which are based on profits, revenues or sales realized by the lessee from all leased property or otherwise based on the performance of the lessee.

         "CONSOLIDATED OPERATING CASH FLOW" means the sum of (i) Consolidated Adjusted Net Income and (ii) the amount of all Consolidated Interest Expenses, depreciation, amortization, income taxes, deferred items and other non-cash items of the Company and its Subsidiaries deducted in the determination of net income.

         "CONTRIBUTION SHARE" is defined in Section 22.5.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of May 26, 1998, as amended by the First Amendment dated September 30, 1998, the Second Amendment dated December 7, 1998, the Third Amendment dated April 6, 1999 and the Fourth Amendment dated June 16, 1999 as amended among the Company, the Guarantors (as defined therein) and NationsBank, N.A., as Agent for the Lenders (as defined therein), as such Credit Agreement may be renewed or extended.

         "DEBT" means, without duplication and in respect to any Person, the sum of (i) liabilities for borrowed money; (ii) its liabilities for the deferred purchase price of property acquired by such Person (other than in the ordinary course of business); (iii) Capitalized Lease Obligations; (iv) all liabilities for borrowed money secured by any Lien on property owned; and (v) any Guaranty of such Person with respect to liabilities described in (i) through (iv) hereof.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Chase Manhattan Bank in New York, New York as its "base" or "prime" rate.

         "DOLLARS" means lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARY" means a Subsidiary which is incorporated under the laws of a State of the United States.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCESS PAYMENT" is defined in Section 22.5.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FOREIGN SUBSIDIARY" means any Subsidiary other than a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

              (a) the government of

                   (i) the United States of America or any State or other
              political subdivision thereof, or

                   (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

              (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTEE" is defined in Section 1.1(b).

         "GUARANTEED OBLIGATIONS" is defined in Section 22.5.

         "GUARANTOR" means any Subsidiary that is a party to the Agreement, whether now or in the future.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

              (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

              (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

              (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

              (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

              (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

              (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

              (c) all Capital Lease Obligations;

              (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

              (e) all its liabilities in respect of drawn letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

              (f) Swaps of such Person; and

              (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT" means the Intercreditor and Collateral Agency Agreement, dated as of June 1, 1999, by and among the Company, the Collateral Agent, the Lenders (as defined in the Credit Agreement), the Purchasers and such other Persons that become parties thereto in accordance with the terms thereof, substantially in the form of Exhibit C hereto.

         "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries in (i) any Person, whether by acquisition of stock, Debt or other obligations or security, or by loan, guaranty, advance, capital contribution or otherwise, or (ii) any property.

         "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of Exhibit D attached hereto.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Security Documents and the Notes, or (c) the validity or enforceability of this Agreement, the Security Documents or the Notes.

         "MATERIAL SUBSIDIARY" means any Subsidiary that accounts for more than
(i) 10% of the consolidated assets of the Company and its Subsidiaries or (ii) 10% of consolidated revenue of the Company and its Subsidiaries.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or a Subsidiary as the context shall require, whose responsibilities extend to the subject matter of such certificate.

         "OTHER CURRENCY" is defined in Section 23.4.

         "PAYORS" is defined in Section 8.8.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement substantially in the form attached hereto as Exhibit B dated as of June 1, 1999.

         "PLEDGING SUBSIDIARIES" means the Subsidiaries of the Company which own capital stock of the Subsidiaries and, as of the date of the Agreement, are those Subsidiaries set forth in Schedule D.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PRO RATA SHARE" is defined in Section 22.5.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "RESTRICTED INVESTMENTS" means all Investments except (i) property to be used in the ordinary course of business; (ii) current assets arising from the sale of goods and services in the ordinary course of business, including Investments in prepaid expenses, negotiable instruments, leases, utilities, workers' compensation and other similar deposits in the ordinary course of business; (iii) Investments in one or more Subsidiaries or any Person that concurrently becomes a Subsidiary; (iv) Investments existing as of the date hereof; (v) Investments in obligations, maturing within one year from the date of acquisition, issued by or guaranteed by the United States of America or an agency thereof; (vi) Investments in municipal securities, maturing within one year, which are rated in one of the top two rating classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker's acceptances issued by commercial banks, maturing within 365 days from the date of acquisition, which are rated in one of the top two rating classifications by at least one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rated in one of the top two rating classifications by at least one national rating agency; (ix) investments in money market instrument programs which are classified as current assets in accordance with GAAP; (x) treasury stock; and (xi) Investments in bank accounts.

         "RESTRICTED PAYMENTS" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any Subsidiary, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any Subsidiary, now or hereafter outstanding, and (iii) any payment made to retire, or obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class or Capital Stock of the Company or any Subsidiary, now or hereafter outstanding.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURED DEBT" means Debt secured by a Lien.

         "SECURITY" has the meaning set forth in section 2(a)(1) of the Securities Act.

         "SECURITY AGREEMENT" means the Amended and Restated Security Agreement dated as of June 1, 1999 substantially in the form attached hereto as Exhibit A.

         "SECURITY DOCUMENTS" mean, collectively, (a) the Intercreditor and Collateral Agency Agreement, (b) the Pledge Agreement, (c) the Security Agreement and (d) all other instruments and documents delivered pursuant to
Section 9.8 and 9.9 to secure any of the Notes, including, without limitation, the Guarantee provided in Section 22 of the Agreement.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TAX" is defined in Section 8.8.

         "TAXING JURISDICTION" is defined in Section 8.8(a).

         "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                   Schedule C
                          (to Note Purchase Agreement)

                                   GUARANTORS

Abbott & Andrews Realty, Inc.
Abbott Realty Services, Inc.
Abbott Resorts, Inc.
B&B on the Beach, Inc.
Brindley & Brindley Realty & Development, Inc.
Coastal Resorts Management, Inc.
Coastal Resorts Realty, L.L.C.
Collection of Fine Properties, Inc.
First Resort Software, Inc.
Hotel Corporation of the Pacific, Inc.
Houston & O'Leary Company
Howey Acquisition, Inc.
Maui Condominium & Home Realty, Inc.
Plantation Resort Management, Inc.
Realty Consultants, Inc.
Resort Property Management, Inc.
Telluride Resort Accommodations, Inc.
Ten Mile Holdings, Ltd.
The Management Company, Inc.
The Maury People, Inc.
The Tops'l Group, Inc.
Trupp-Hodnett Enterprises, Inc.
Whistler Chalets Ltd.

                                    EXHIBIT 2
                          (to Note Purchase Agreement)

                                  FORM OF NOTE


                         RESORTQUEST INTERNATIONAL, INC.

            9.06 % GUARANTEED SENIOR SECURED NOTE, DUE JUNE 16, 2004

No. [_____]                                                          [Date]
$[_______]                                                  PPN 761183 A* 3

         FOR VALUE RECEIVED, the undersigned, ResortQuest International, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [___], or registered assigns, the principal sum of [___] DOLLARS on [_____________ __,] [____], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 9.06% per annum from the date hereof, payable semiannually, on the sixteenth day of June and December in each year, commencing with the June 16 or December 16 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% and (ii) 2% over the rate of interest publicly announced by Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Guaranteed Senior Secured Notes, (herein called the "Notes") issued pursuant to the Note Purchase and Guarantee Agreement, dated as of June 1, 1999 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. This Note is not subject to mandatory prepayment.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note is equally and ratably secured by the Security Documents (as defined in the Note Purchase Agreement). Reference is hereby made to the Security Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for the Notes, the rights of the Holders, the Collateral Agent (as defined in the Note Purchase Agreement) in respect of such security and otherwise.

         This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                  RESORTQUEST INTERNATIONAL, INC.


                                  By:
                                     -----------------------------
                                  Its:
                                      ----------------------------

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

                       FORM OF OPINION OF SPECIAL COUNSEL
                        TO THE COMPANY AND THE GUARANTORS

                         DESCRIPTION OF CLOSING OPINION
OF SPECIAL UNITED STATES AND CANADIAN COUNSEL TO THE COMPANY AND THE GUARANTORS

         The closing opinion of Akin Gump, special United States counsel and of Montpellier, McKeen, Varabioff, Talbott & Guiffre, special Canadian counsel to the Company and the Guarantors, called for by Section 4.4(a) of the Note Purchase and Guarantee Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

         1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Purchase and Guarantee Agreement and the Security Documents and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

         2. Each Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

         3. The Note Purchase Agreement and the Security Documents have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors, have been duly executed and delivered by the Company and the Guarantors and constitute the legal, valid and binding contract of the Company and the Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Note Purchase and Guarantee Agreement, the Security Documents or the Notes.

         6. The issuance and sale of the Notes and the execution, delivery and performance by the Company and the Guarantors of the Note Purchase and Guarantee Agreement, the Security Documents do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company or any Guarantor pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any Guarantor or any agreement or other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor may be bound.

         7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase and Guarantee Agreement does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase and Guarantee Agreement do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have Material Adverse Effect on the Guarantor's or Company's business or assets or which would impair the ability of the Company or the Guarantors to issue and deliver the Notes or to comply with the provisions of the Note Purchase and Guarantee Agreement.

         10. The Company is not an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         11. The Guarantors have the power to submit, and pursuant to the Agreement, have legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the courts of the State of New York and of the courts of the United States of America having jurisdiction in the State of New York in respect of any legal action or proceeding arising out of the Agreement, the Security Documents or the Notes.

         12. The choice of New York as the governing law of the Agreement, the Security and Collateral Agency Agreement and the Notes is valid and will be recognized and applied by the courts of New York and of the United States.

         13. The Company is not, nor will it become, solely by reason of entering into or performing its respective obligations under the Agreement or the carrying out of any of the


                                    4.4(a)-2
transactions contemplated thereby, a "public utility company" or a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

         14. Each Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the United States or Canada, has the corporate power and the corporate authority to execute and perform the Agreement and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

         15. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Canadian governmental body, federal, state or local, is necessary in connection with the execution, delivery and performance of the Agreement or the Notes.

         16. The courts of Canada will entertain suit upon a final and conclusive judgment validly and properly rendered against any Canadian Guarantors for a sum certain in money by a court of competent jurisdiction in the United States of America based on service of process made in compliance with the Agreements and will enforce such judgment in such suit without reconsideration of the merits, absent fraud or violation of rules of natural justice.

         17. The performance by the Canadian Guarantors of the transactions contemplated by the Agreements are not contrary to the public policy of Canada.

         18. To ensure the legality, validity, enforceability or admissibility into evidence of the Agreement and the Notes, it is not necessary that said documents or any other documents be registered, notarized, filed or recorded with any court or other authority or that any stamp or similar tax be paid with respect thereto.

         19. Neither the execution and the delivery by the Guarantors of the Agreement and of the Notes nor the performance by the Guarantors thereof (including the making of any payments to the Holders of the Notes, under and pursuant to the Agreement or the Notes) are subject to any tax, duty, fee, withholding or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy, imposed by Canada or any taxing authority thereof or any political subdivision or any state thereof.

         20. The obligations of the Guarantors and the Company under the Agreements and the Notes rank PARI PASSU in right of payment with all other Indebtedness (actual or contingent) of the Guarantors and the Company which is not secured or the subject of any statutory trust or preference or which is not expressly subordinated in right of payment to any other Indebtedness of the Guarantors.

         21. The choice of New York as the governing law of the Agreements and the Notes is valid and will be recognized and applied by the courts of Canada.


                                    4.4(a)-3

         22. Counsel shall opine that the Collateral Agent has a perfected security interest in the Collateral subject to reasonable qualifications and limitations acceptable to the Purchasers.


The opinion of such counsel shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


                                    4.4(a)-4

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

              FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

         The closing opinion of McDermott, Will & Emery, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

         1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Agreement and to issue the Notes.

         2. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of principles is considered in a proceeding in equity or at law).

         3. Assuming that (a) the Guarantors have the power and authority to execute, deliver and perform their obligations under the Agreement and that the Guarantors have taken all necessary action to authorize the execution, delivery and performance of the Agreement, (b) the Agreement has been duly executed and delivered by the Guarantors and constitutes the legal, valid and binding contract of the Guarantors and (c) the execution, delivery and performance by the Guarantors of the Agreement does not violate or conflict with any provision of the charter documents of the Guarantors or any other agreement or instrument by which the Guarantors are bound, the Agreement is enforceable against the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principals of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         5. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of McDermott, Will & Emery shall also state that the opinion of Akin Gump is satisfactory in scope and form to McDermott, Will & Emery and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, McDermott, Will & Emery may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the opinion of Akin Gump. The opinion of McDermott, Will & Emery is limited to the laws of the State of New York and the Federal laws of the United States.

         With respect to matters of fact upon which such opinion is based, McDermott, Will & Emery may rely on appropriate certificates of public officials and officers of the Company and the Guarantors.


                                    4.4(b)-2